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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ___________________


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 14, 1996

                      COMMERCIAL BANCSHARES, INCORPORATED
                 ---------------------------------------------
                    (Exact name of as specified in charter)

 West Virginia                 0-20232             55-0622108
- ----------------------    ------------------   ------------------
 (State or other             (Commission          (IRS Employer
 jurisdiction of              File Number)     Identification No.)
 incorporation)

415 Market Street, Parkersburg, West Virginia         26101
- -----------------------------------------------      -------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 304/424-0300
                                                    ------------

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Item 5.  Other Events
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          On August 14, 1996, the Board of Directors of Commercial Bancshares,
Incorporated, a West Virginia corporation (the "Company"), declared a dividend distribution of one Right for each outstanding share of common stock (the "Common Stock"), of the Company to shareholders of record at the close of business on August 30, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company 1/1000th of a share (a "Unit) of a new series of preferred stock designated "Junior Participating Cumulative Preferred Stock, Series A" ("Series A"). Shareholders will receive one Right per share of Common Stock held of record at the close of business on the Record Date. The exercise price of each Right will be $116, subject to adjustment (the "Purchase Price").

          Rights will also attach to shares of Common Stock issued after the Record Date but prior to the Distribution Date unless the Board of Directors determines otherwise at the time of issuance. The description and terms of the Rights are set forth in a Rights Agreement (the "Agreement"), dated as of August 14, 1996 between the Company and Fifth Third Bank, as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a distribution of the Rights Certificates will occur (the "Distribution Date") upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 13, 2006 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below. As soon as practicable after the Distribu-

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tion Date, Rights Certificates will be mailed to holders of record of the Common
Stock as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will represent the Rights.

          Rights may not be transferred, directly or indirectly, (i) to any person who is, or as a result of such transfer would be, the beneficial owner of 10% or more of the Rights, or (ii) to any Affiliate or Associate of any such Person. Any purported or attempted transfer of a Right in violation of this provision shall be without effect and any Right that has been the subject of any such purported or attempted transfer shall be deemed to be held beneficially by the Person who attempted to make such purported or attempted transfer.

          While each Right will initially provide for the acquisition of one Unit of Series A at the Purchase Price, the Agreement provides that if (i) an Acquiring Person purchases 20% or more of the outstanding Common Stock, or (ii) at any time following the Distribution Date, the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, or (iii) an Acquiring Person effects a statutory share exchange with the Company after which the Company is not a subsidiary of any Acquiring Person, each holder of a Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, a Unit of Series A (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the amount of the Purchase Price.

          In the event that, at any time following the first to occur of the Stock Acquisition Date or the Distribution Date, (i) the Company is acquired in a merger, statutory share exchange, or other business combination in which the Company is not the surviving corporation (other than a transaction described in the preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to twice the Purchase Price. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

          At any time after any person becomes an Acquiring Person, the Company may exchange all or part of the Rights (except as set forth below) for shares of Common Stock (an "Exchange") at an exchange ratio of one share per Right, as appropriately adjusted to reflect any stock split transaction, except that the Company may not effect such Exchange at any time after any Person (with

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certain exceptions), together with all Affiliates and Associates of such person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          Upon the occurrence of a Triggering Event that entitles Rights holders to purchase securities or assets of the Company, Rights that are or were owned by the Acquiring Person that is a party to such Triggering Event or any Affiliate or Associate of an Acquiring Person on or after such Acquiring Person's Stock Acquisition Date, to the extent permitted by applicable law, shall be null and void and shall not thereafter be exercised by any Person (including subsequent transferees). Upon the occurrence of a Triggering Event that entitles Rights holders to purchase common stock of a third party, or upon the authorization of an Exchange, Rights that are or were owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person on or after such Acquiring Person's Stock Acquisition Date, to the extent permitted by applicable law, shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees).

          The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustments from time to time to prevent dilution.

          At any time before the earlier of (1) 10 days following the Stock Acquisition Date, (2) the occurrence of a Triggering Event, or (3) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under certain circumstances set forth in the Agreement, the decision to redeem shall require the concurrence of a majority of the Disinterested Directors, as defined below. After the redemption period has expired, the Company's right of redemption may be reinstated if (i) an Acquiring Person reduces his beneficial ownership to less than 10% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company, or (ii) there is a merger or other business combination involving the Company in which all holders of Common Stock are treated alike and which does not involve an Acquiring Person. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, with, where required, the concurrence of the Disinterested Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The term "Disinterested Directors" means any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its subsidiaries and who was a

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member of the Board of Directors of the Company prior to the time that any
Person became an Acquiring Person, and any successor to a Disinterested Director who is not an officer or employee of the Company or any of its subsidiaries if such successor is recommended or elected to succeed by a majority of the Disinterested Directors then on the Board of Directors of the Company, but the term "Disinterested Directors" does not include an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, or a nominee or representative of the foregoing entities.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          At any time prior to the earlier of the Distribution Date or the occurrence of a Triggering Event and subject to the conditions described below, the Company may amend any of the provisions of the Agreement. From and after the earlier of the Distribution Date or the occurrence of a Triggering Event, the Company may amend the Agreement to cure any ambiguity and to make changes that do not adversely affect the holders of Rights (excluding the interests of any Acquiring Person). Notwithstanding the foregoing, the Agreement may not be amended to reduce the Redemption Price or provide for an earlier Final Expiration Date, and at any time when there is an Acquiring Person, the Agreement may be amended only if the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, determines that such amendment is in the best interests of the Company and the holders of its rights (excluding the interests of any Acquiring Person).

          The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that acquires more than 10% of the outstanding shares of Common Stock of the Company if a Triggering Event thereafter occurs without the Rights having been redeemed or in the event of an Exchange. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors and the shareholders because the Rights are redeemable under certain circumstances.

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Item 7.  Exhibits
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 4.1  Rights Agreement, dated as of August 14, 1996
      between the Company and Fifth Third Bank, Cincinnati,
      Ohio, as Rights Agent.

 28.1 Press Release issued August 19, 1996.

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                                 SIGNATURES
                                 ----------

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      COMMERCIAL BANCSHARES, INCORPORATED



Date:  September 9, 1996              By:   /s/ Larry G. Johnson
                                          ----------------------
                                            Larry G. Johnson
                                            Chief Financial Officer


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                                 TABLE OF EXHIBITS
                                 -----------------



4.1   Rights Agreement, dated as of
      August 14, 1996     between the Company
      and Fifth Third Bank, Cincinnati,
      Ohio, as Rights Agent.

28.1  Press Release issued August 19, 1996.

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